UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2012

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On January 19, 2012 (the “Effective Date”), The Spectranetics Corporation (the “Company”) entered into a Termination and Mutual Release (“Agreement”) with Medtronic, Inc. (“Medtronic”). The Agreement terminates the License Agreement between the Company and Medtronic dated February 28, 1997 (the “License Agreement”).

The parties disputed whether royalties were owed under the License Agreement. As a result of that dispute, the Company stopped making royalty payments in August 2011. Under the Agreement, the Company will pay to Medtronic $3.0 million on or before January 31, 2012 in settlement of all obligations under the License Agreement, and neither party will have any further rights or obligations under the License Agreement after the Effective Date, including certain Medtronic rights that if exercised would have been unfavorable to the Company. The Company had accrued royalty expenses in the amount of $1.2 million related to the License Agreement prior to the settlement; therefore, the amount of $1.8 million will be recorded as a license agreement termination charge in the Company's financial statements for the quarter ending December 31, 2011. The Agreement also includes a mutual release pursuant to which each of the Company and Medtronic releases the other from all claims, whether known or unknown, arising under the License Agreement.

The patents underlying the License Agreement were scheduled to expire in October 2013 and October 2014 in the U.S. and select foreign jurisdictions, respectively. Royalty expenses paid or accrued pursuant to the License Agreement for the year ended December 31, 2011 were approximately $1.5 million. Royalty expenses will not be incurred subsequent to the Effective Date of the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

The information included in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Termination and Mutual Release between The Spectranetics Corporation and Medtronic, Inc. effective January 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	January 25, 2012	By:	/s/ Guy A. Childs
Guy A. Childs
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination and Mutual Release between The Spectranetics Corporation and Medtronic, Inc. effective January 19, 2012.

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